Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts
	INVESTORS	Tom White	423 294 8996
		Rob Lockerman	423 294 7498
	MEDIA	Jim Sabourin	423 294 6300
866 759 8686

Unum Group Announces $200 Million Accelerated

Share Repurchase

CHATTANOOGA, Tenn. (February 4, 2011) – Unum Group (NYSE: UNM) announced today that it entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. to repurchase $200 million of its outstanding common stock. The repurchase follows the recently announced authorization by Unum Group’s Board of Directors to repurchase up to an additional $1 billion of the company’s common stock and is a component of Unum Group’s overall capital management strategy, as outlined in November 2010.

The total number of shares ultimately repurchased under the agreement will be determined at the settlement of the transaction. Under the terms of the repurchase agreement, Unum Group may receive, or be required to deliver, an additional number of shares of common stock based on the volume weighted average price of Unum Group common stock during the term of the agreement. Any adjustment with respect to the Goldman, Sachs & Co.’s obligation to deliver additional shares will be settled in shares of Unum Group common stock. Any adjustment payable to Goldman, Sachs & Co. will be settled either in cash or common stock. Unum Group expects the settlement of the transaction to occur on or before the termination date of the agreement, scheduled for April 5, 2011.

ABOUT UNUM GROUP

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the timing and amount of the Company’s share repurchases, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in managing our operating risks and the implementation of operational improvements and

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

strategic growth initiatives; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.